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      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-133862 on Form N1-A of our report dated July 27, 2006, relating to the Statement of Assets and Liabilities of Morgan Stanley Institutional Strategies Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Custodian and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

Deloitte & Touche LLP
New York, New York
August 10, 2006